UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Syndax Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 1, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Syndax Pharmaceuticals, Inc. (“Syndax”) The meeting will be held on May 13, 2021 at 9:00 a.m. EDT. Considering public health concerns regarding the COVID-19 pandemic, to protect the health and well-being of our stockholders, employees and directors, and taking into account current federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.meetingcenter.io/257548492 and using the password SNDX2021. You will not be able to attend the meeting in person.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2021 Annual Meeting of Stockholders and proxy statement.

The agenda for this Annual Meeting includes the election of two (2) Class II directors, each to serve a three-year term, and the ratification of the appointment of Deloitte & Touche LLP as Syndax’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Under Securities and Exchange Commission rules, Syndax is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote your shares in advance of the Annual Meeting at www.investorvote.com/SNDX. Instructions for accessing the proxy materials and voting are described in the attached proxy statement and in the Notice Regarding Availability of Proxy Materials that you received. Your vote is very important. Whether or not you plan to attend the Annual Meeting, please carefully review the proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet in advance of the Annual Meeting or by telephone or proxy card will not affect your right to vote during the Annual Meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet in advance of the Annual Meeting if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on May 13, 2021. Your continuing interest in Syndax is very much appreciated.

Sincerely,

Briggs W. Morrison, M.D.

Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Daylight Time

Date	Thursday, May 13, 2021

Virtual Meeting

The Annual Meeting will be a virtual meeting through which you can listen to the meeting, submit questions and vote online. You may access the Annual Meeting by visiting www.meetingcenter.io/257548492 and entering the control number (included in the Notice Regarding the Availability of Proxy Materials mailed to you) and the password SNDX2021. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Purpose

(1) To elect the Board of Directors’ nominees, Jennifer Jarrett and William Meury as Class II members of the Board of Directors, to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2) To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(3) To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date

The Board of Directors has fixed the close of business on March 24, 2021 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record for purposes germane to the Annual Meeting for a period of ten (10) days prior to the Annual Meeting. Please contact the Secretary of the Company to make arrangements to inspect the list. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.meetingcenter.io/257548492.

Voting by Proxy

Whether or not you expect to attend the Annual Meeting, if you are a stockholder of record, please vote by completing, dating, signing and returning a proxy card by mail or vote by telephone or the Internet in advance of the Annual Meeting as soon as possible so your shares can be voted at the meeting. Information on how to vote at the Annual Meeting is discussed in the proxy statement. You may submit your voting instruction form by mail. If you are voting via the Internet in advance of the Annual Meeting or by telephone, you will be asked to provide your control number from the Notice Regarding Availability of Proxy Materials. Submitting a proxy will not prevent you from attending the virtual Annual Meeting and voting during the meeting. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet in advance of the Annual Meeting or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Luke J. Albrecht, Senior Vice President, General Counsel & Secretary

Waltham, Massachusetts

April 1, 2021

Important Notice Regarding the Availability of Proxy Materials for the Syndax 2021 Annual Meeting of Stockholders to Be Held on May 13, 2021: This Notice of 2021 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at ir.syndax.com.

i

SYNDAX PHARMACEUTICALS, INC.

35 GATEHOUSE DRIVE, BUILDING D, FLOOR 3

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2021

AT 9:00 AM EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 1, 2021, we sent you a Notice Regarding Availability of Proxy Materials (“Notice of Internet Availability”). The Notice of 2021 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2020 (collectively, the “Proxy Materials”) are available to stockholders on the Internet. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

As used in this proxy statement, “we,” “us,” “our” and “the Company” refer to Syndax Pharmaceuticals, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we are providing access to our Proxy Materials over the Internet rather than printing and mailing the Proxy Materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent a Notice of Internet Availability to stockholders of record and beneficial owners of our common stock on or about April 1, 2021 because the Board of Directors (the “Board”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Will I receive any other proxy materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after April 8, 2021.

Why is Syndax conducting a virtual Annual Meeting?

Due to the public health crisis relating to COVID-19, we believe that utilizing the virtual meeting format will help protect the health and well-being of our directors, employees and stockholders who wish to attend the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions and comments and to vote. We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance and participation considering the current circumstances.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders through which you can listen to the meeting, submit questions and vote online. You are entitled to participate in the Annual Meeting only if you were a stockholder of the

Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. We are not holding a physical meeting.

The meeting will be held on Thursday, May 13, 2021 at 9:00 a.m., Eastern Daylight time and can be accessed by visiting www.meetingcenter.io/257548492 and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable, and the password SNDX2021. If your shares are held by a broker and you do not have a control number, please contact your broker as soon as possible that you can be provided with a control number. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement. Information on how to vote online during the Annual Meeting is discussed below.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at https://support.vevent.com or at www.meetingcenter.io/257548492. Technical support will be available starting at 8:45 a.m. Eastern Daylight Time on May 13, 2021.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received to join the Annual Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting or to vote or ask questions during the Annual Meeting.

To register to attend the Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on May 12, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare by:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:Computershare Trust Company, N.A.

Syndax Pharmaceuticals Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on March 24, 2021.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 24, 2021 will be entitled to vote at the Annual Meeting. On this record date, a total of 48,235,759 shares of common stock of the Company were issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter.

Stockholder of Record: Shares Registered in Your Name

If on March 24, 2021, your shares were registered directly in your name with Computershare, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver later. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on March 24, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet in Advance of the Annual Meeting. Access the website of our tabulator, Computershare, at: www.investorvote.com/SNDX, using the control number printed on the Notice of Internet Availability. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials. Your Internet vote in advance of the Annual Meeting must be received by 1:00 a.m., EDT on May 13, 2021 to be counted.

•

By Telephone. Call 1-800-652-VOTE (8683) toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. Your telephone vote must be received by 1:00 a.m., EDT on May 13, 2021 to be counted.

•

By Proxy Card. Complete and mail the proxy card that may be delivered and return it promptly in the envelope provided. Your proxy will be voted in accordance with your instructions.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

•

During the Annual Meeting. You will be able to attend the Annual Meeting online and vote during the meeting by visiting www.meetingcenter.io/257548492 and entering the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable, and the password SNDX2021. See “How do I register to attend the Annual Meeting virtually on the Internet?” for additional information.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a Notice of Internet Availability containing voting instructions from that organization rather than from us. You should follow the instructions in the Notice of Internet Availability to ensure your vote is counted. To vote during the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR election of the two Class II director nominees (page 7)

Proposal 2: FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (page 19)

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

What happens if I do not vote?

Stockholder of Record:  Shares Registered in Your Name

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, at the Annual Meeting or by proxy using a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director and “For” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by notifying our Secretary in writing at 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451 that you are revoking your proxy;
•	by submitting another properly completed proxy with a later date;
•	by transmitting a subsequent vote over the Internet or by telephone prior to by 1:00 a.m., EDT on May 13, 2021; or
•	by attending and voting online during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a valid proxy or attend the Annual Meeting will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present.

Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What vote is required to approve each item and how are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

● Proposal 1 – Election of two Class II director nominees

For the election of the two Class II director nominees, directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present during the meeting or represented by proxy and entitled to vote. The two nominees receiving the most “For” votes will be elected as directors.  Abstentions will have no effect on Proposal 1. You may not vote your shares cumulatively for the election of directors. Proposal 1 is considered a non-routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. As a result, broker non-votes will have no effect on Proposal 1.

● Proposal 2 – Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm

For the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, the votes cast FOR must exceed the votes cast AGAINST.  Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is considered a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2. As a result, broker non-votes will have no effect on Proposal 2.

If there are insufficient votes to approve Proposal 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one Notice of Internet Availability?

It means that your shares may be registered in one or more names or multiple accounts at the transfer agent or with brokers. Please follow the instructions on the notices to ensure that all your shares are voted.

When are stockholder proposals due for the 2022 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2022 annual meeting of stockholders, or the 2022 Annual Meeting, we must receive them on or before December 30, 2021. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2022 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2022 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Syndax Pharmaceuticals, Inc. 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between January 13, 2022 and February 12, 2022; provided, however, that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2022 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2022 Annual Meeting. Your written notice must contain specific information required in Section 2.13 of our amended and restated bylaws, or “Bylaws.” For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Luke J. Albrecht, Senior Vice President, General Counsel and Secretary of the Company, at (781) 419-1400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently consists of eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Currently, Classes I and III each consist of three directors and Class II consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election or if sooner, until the director’s death, resignation or removal. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. There are currently no vacancies on the Board.

There are two directors in Class II whose term of office expires in 2021. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the two individuals listed in the table below for election as directors at the Annual Meeting. Ms. Jarrett was recommended as a director to our Board by Michael Metzger and Mr. Meury was recommended as a director to our Board by Pierre Legault. Our Board appointed each of Ms. Jarrett and Mr. Meury to our Board on September 25, 2018. If you elect the nominees listed below, they will each hold office until the annual meeting of stockholders in 2024 and until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

		Term		Director
Nominees	Age (1)	Expires	Position(s) Held	Since
Jennifer Jarrett	50	2021	Director	2018
William Meury	53	2021	Director	2018

(1) Ages as of April 1, 2021

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present during the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the most “FOR” votes will be elected as directors. Abstentions will have no effect on the outcome of Proposal 1. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

EACH OF THESE DIRECTOR NOMINEES FOR CLASS II DIRECTOR

(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

Information About Our Board of Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

		Term		Director
Continuing Directors	Age (1)	Expires	Position(s) Held	Since
Keith A. Katkin	49	2022	Director	2017
Briggs W. Morrison, M.D.	62	2022	Chief Executive Officer, Director	2015
Dennis G. Podlesak	63	2022	Director	2008
Fabrice Egros, Ph.D.	59	2023	Director	2013
Pierre Legault	60	2023	Director	2017
Michael A. Metzger	50	2023	President & Chief Operating Officer, Director	2019

(1) Ages as of April 1 2021

The principal occupation, business experience and education of each nominee for election as director and each continuing and retiring director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Jennifer Jarrett – Ms. Jarrett is a Class II director who has served as a member of our board of directors since September 2018. Since October 2020, Ms. Jarrett has served as Chief Operating Officer of Arcus Biosciences, a biotechnology company. From February 2019 through September 2020, she served as Vice President of Corporate Development and Capital Markets of Uber Technologies, a technology company, and from June 2018 to January 2019 served as Arcus Bioscience’s Chief Operating Officer and Chief Financial Officer and as its Chief Business Officer and Chief Financial Officer from March 2017 to June 2018. From April 2016 to September 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, a commercial biopharmaceutical company, which was acquired by Pfizer. Before Medivation, Ms. Jarrett spent 20 years in investment banking, most recently at Citigroup where she ran the firm’s west coast life sciences investment banking practice, and prior to that at Credit Suisse and Donaldson, Lufkin & Jenrette. Ms. Jarrett currently serves on the board of directors of Arena Pharmaceuticals, Arcus Biosciences and Consonance-HFW Acquisition Corp., each of which is a publicly traded company, and previously served on the board of Audentes Therapeutics. Ms. Jarrett received a B.A. in Economics from Dartmouth College and her M.B.A. from the Stanford Graduate School of Business. We believe that Ms. Jarrett’s extensive experience and leadership, including in investment banking and in serving as a chief financial officer and chief business officer in the biopharmaceutical industry, qualify her to serve as one of our directors.

William Meury – Mr. Meury is a Class II director who has served as a member of our board of directors since September 2018. Since May 2016, Mr. Meury has served as the Chief Commercial Officer of Allergan, plc, a global pharmaceutical company. Mr. Meury previously served as President, Branded Pharma from March 2015 to May 2016 and joined Allergan in July 2014 as Executive Vice President, Commercial, North American Brands. He has significant experience in launching and commercializing healthcare products. Prior to joining Allergan, Mr. Meury served as Executive Vice President, Sales and Marketing at Forest Laboratories, Inc. He joined Forest in 1993 and held multiple roles of increasing responsibility in Marketing, New Products, Business Development, and Sales. Before joining Forest, Mr. Meury worked in public accounting for Reznick Fedder & Silverman and in financial reporting for MCI Communications. Mr. Meury is currently on the board of directors of several private organizations. Mr. Meury earned his B.S. in Economics from the University of Maryland. We believe that Mr. Meury’s significant executive and commercial experience and leadership, including in launching healthcare products, as well as his background in finance, qualify him to serve as a member of our board of directors.

Continuing Directors

Keith A. Katkin – Mr. Katkin is a Class III director who has served as a member of our board of directors since March 2017. From September 2017 through March 2020, Mr. Katkin served as the Chief Executive Officer and a member of the board of directors of Urovant Sciences Ltd., a publicly traded biopharmaceutical company. From March 2007 through January 2016, he was President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he led the execution of the company’s sale to Otsuka Pharmaceutical Co., Ltd. in 2015. Mr. Katkin joined Avanir in July 2005 as the Senior Vice President of Sales and Marketing and a member of Avanir’s executive management team. While at Avanir, Mr. Katkin was responsible for creating and executing the plan that led to the approval of Nuedexta and the company’s growth to commercial success. Prior to joining Avanir, Mr. Katkin served as the Vice President, Commercial Development for Peninsula Pharmaceuticals, Inc., a privately held biopharmaceutical company, playing a key role in the concurrent initial public offering and ultimate sale of the company to Johnson and Johnson. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Amgen and Abbott Laboratories. Mr. Katkin currently serves as a director at Eledon Pharmaceuticals, Inc. (Chairman) and Rigel Pharmaceuticals, Inc., each of which is a publicly traded company, and as an adviser to the board of directors at Urovant. Mr. Katkin has an M.B.A. from the Anderson School at UCLA and earned a B.S. in Business and Accounting from Indiana University. Mr. Katkin is also a licensed Certified Public Accountant. We believe that Mr. Katkin’s executive experience and his membership on the board of directors of several biotechnology companies qualify him to serve as a member of our board of directors.

Briggs W. Morrison, M.D. – Dr. Morrison is a Class III director who has served as our Chief Executive Officer since June 2015 and as a member of our board of directors since July 2015. Dr. Morrison currently serves as a managing director of MPM Capital, a healthcare-focused venture capital firm, since June 2015. Prior to joining us, he served as Executive Vice President, Global Medicines Development and Chief Medical Officer at AstraZeneca plc, a publicly traded company, from January 2012 to June 2015, leading the company’s global, late-stage development organization and serving as a member of the AstraZeneca senior executive team. He previously held a number of positions at Pfizer Inc., a publicly traded company, from 2007 to January 2012 that culminated in his appointment as Head, Medical Affairs, Safety and Regulatory Affairs for Pfizer’s human health business, and also served in roles of increasing responsibility at Merck Research Laboratories, a division of Merck & Co., Inc., from 1995 to 2007, ascending to the role of Vice President, Clinical Sciences, Oncology, responsible for clinical development of all novel anti-cancer drugs. Dr. Morrison was chairman of the board of TransCelerate BioPharma Inc., an industry-funded company charged with improving aspects of clinical trials, from 2014 to 2015, a member of the executive committee of the Clinical Trials Transformation Initiative (CTTI) sponsored by FDA, and is on the board of Arvinas, Oncorus, and Repare Therapeutics, each of which is a publicly traded company, as well as the boards of several private companies. Previously, he served on the board of Codiak Biosciences and NextCure Therapeutics. Dr. Morrison received a B.S. in biology from Georgetown University and an M.D. from the University of Connecticut. We believe that Dr. Morrison’s experience as an executive officer of other successful companies in the pharmaceutical industry gives him the qualifications, skills and financial expertise to serve on our board of director.

Dennis G. Podlesak – Mr. Podlesak is a Class III director who has served as chairman of our board of directors since December 2008. Mr. Podlesak is the Chief Executive Officer and Managing Partner of Canaan Partners’ Axceliux LLC, and is an Advisory Partner of Domain Associates, LLC which he joined in November 2007, both of which are life science-focused venture capital firms. Mr. Podlesak previously served as the Chairman of the board of Tobira Therapeutics, a publicly traded biopharmaceutical company that was acquired by Allergan plc. Mr. Podlesak also served on the board of Avanir Pharmaceuticals, a publicly traded biopharmaceutical company, through its acquisition by Otsuka Pharmaceuticals, and was a founding board member of Rightcare Solutions, which was acquired by Cardinal Health. Mr. Podlesak was also the founder and the Chief Executive Officer of Calixa Therapeutics, Inc., a privately held biopharmaceutical company that was acquired by Cubist Pharmaceuticals, and Mr. Podlesak was the Executive Chairman of Corthera, Inc., a privately held biopharmaceutical company which was acquired by Novartis AG. Earlier in his career, Mr. Podlesak served as the Founder and Chief Executive Officer of Cerexa, Inc., a privately held biotechnology company, which became a wholly owned subsidiary of Forest Laboratories, Inc. after being acquired by Forest. Prior to Cerexa, Mr. Podlesak served as the Chief Executive Officer of Peninsula Pharmaceuticals Inc., a privately held pharmaceutical company, and led the sale of Peninsula to Johnson & Johnson’s Ortho-McNeil Pharmaceutical subsidiary. Prior to joining Peninsula, Mr. Podlesak held various executive management positions at Novartis AG, a publicly traded healthcare company, Allergan, plc, a publicly traded healthcare company and Smith Kline Beecham (now GlaxoSmithKline plc, a publicly traded pharmaceutical company). Mr. Podlesak received a B.A. and an M.B.A. from Pepperdine University, and has completed postgraduate studies at the Wharton School, University of Pennsylvania. We believe that Mr. Podlesak’s experience in the venture capital industry, his experience as the Chief Executive Officer and Chairman of other successful companies in the biotechnology industry, his over 20 years of strategic, operational and commercial experience in the pharmaceutical industry, and his service as a director of other publicly traded and privately held life science companies give him the qualifications, skills and financial expertise to serve on our board of directors.

Fabrice Egros, Ph.D. – Dr. Egros is a Class I director who has served as a member of our board of directors since September 2013. Since April 2020, Dr. Egros has served as President, Growth Markets of Lupin Limited, an Indian publicly traded pharmaceutical company, where he previously served since October 2015 as President, Asia Pacific and Japan. From November 2012 to September 2015, Dr. Egros served as the Deputy Chief Executive Officer/Chief Operating Officer of NovaMedica LLC, a privately held pharmaceutical company, and was its Chief Operating Officer and a member of its board of directors from July 2012 to September 2015. From February 2011 to July 2012, Dr. Egros served as the Chief Operating Officer of Xanodyne Pharmaceuticals, Inc., a privately held pharmaceutical company. From September 2009 to February 2011, he served as the Senior Vice President, Corporate Business Development and Strategy of UCB, S.A., a publicly traded biopharmaceutical company. Prior to that, Dr. Egros served as the President of UCB, Inc. and of UCB Japan Co. Ltd., each a subsidiary of UCB, S.A. Prior to joining UCB, Dr. Egros held various management and executive positions at Parke-Davis, Warner Lambert Company, a privately held pharmaceutical company, and Sanofi, formerly known as Sanofi-Aventis, a publicly traded pharmaceutical company. Dr. Egros received a B.S. in Pharmacokinetics and Metabolism and a Pharm.D. and Ph.D. in Pharmaceutical Sciences from Chatenay Malabry University, and has participated in the Advanced Management Program at Harvard University.  He also holds an MBA from Schiller International University.  We believe that Dr. Egros’ experience as an executive officer of other successful companies in the pharmaceutical industry gives him the qualifications, skills and financial expertise to serve on our board of directors.

Pierre Legault – Mr. Legault is a Class I director who has served as a member of our board of directors since January 2017. Mr. Legault also serves on the board of Bicycle Therapeutics (Chairman), Poxel Pharmaceuticals (Chairman) and Urovant Sciences, each of which is a publicly traded company, as well as the boards of several private companies. Previously, he served on the board of Clementia Pharmaceuticals, Armo BioSciences, Tobira Therapeutics, NPS Pharmaceuticals, Forest Laboratories, Cyclacel Pharmaceuticals, Eckerd Pharmacy, Regado Biosciences, NephroGenex and several others. Mr. Legault served as Chairman of NephroGenex from 2012 through 2013 and Chief Executive Officer from 2014 through 2016, as Chief Executive Officer of Prosidion from 2010 through 2012, and Executive Vice President, Chief Financial Officer, and Treasurer of OSI Pharmaceuticals from 2009 through 2010. His prior senior executive experience also includes serving as President of Eckerd Pharmacy and as Executive Vice President and Chief Administrative Officer of Rite Aid Corporation. Mr. Legault studied at McGill University, HEC Montreal and Harvard Business School. He holds an MBA, BAA, CA, CPA and Six Sigma Green Belt diplomas. We believe that Mr. Legault’s executive experience and his membership, including service as the chairman, on the board of directors of a number of biopharmaceutical companies qualify him to serve as a member of our board of directors.

Michael A. Metzger – Mr. Metzger is a Class I director who has served as our President and Chief Operating Officer since May 2015 and as a member of our board of directors since July 2019. Prior to joining us, Mr. Metzger was President and COO from December 2013 to October 2014 and President and Chief Executive Officer and a member of the board of directors of Regado Biosciences, Inc., a former publicly traded biotechnology company that merged with Tobira Therapeutics, Inc., from October 2014 to May 2015, where he oversaw the company’s successful merger with Tobira Therapeutics, Inc. in 2015. Previously, Mr. Metzger served as Executive Vice President and Chief Operating Officer at Mersana Therapeutics, Inc., a privately held biopharmaceutical company developing novel immunoconjugate therapies for cancer, from March 2011 to November 2013, and in senior business development positions including leading mergers and acquisitions at Forest Laboratories, LLC, which was acquired by Allergan plc, a publicly traded company, from 2006 to February 2011. Prior to Forest, Mr. Metzger served as Vice President Corporate Development at Onconova Therapeutics, Inc. and was a Managing Director at MESA Partners, Inc., a venture capital firm. Mr. Metzger currently serves on the board of CTI Biopharma Corp., a publicly traded biopharmaceutical company, as well as the boards of other private and not-for-profit companies. Mr. Metzger received a B.A. from George Washington University and an M.B.A. in Finance from the New York University Stern School of Business. We believe that Mr. Metzger’s executive experience and his membership on the board of directors of several biotechnology companies qualify him to serve as a member of our board of directors.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers who are not directors, as of the date of this proxy statement:

Name	Age	Position(s)
Luke J. Albrecht	42	Senior Vice President, General Counsel and Secretary
Daphne Karydas	48	Chief Financial Officer
Michael L. Meyers, M.D., Ph.D.	71	Senior Vice President, Chief Medical Officer
Peter Ordentlich, Ph.D.	52	Chief Scientific Officer

Luke J. Albrecht – Mr. Albrecht has served as our Senior Vice President, General Counsel and Secretary since February 2020, as our Vice President, General Counsel since August 2016 and as our Secretary since September 2016.  Previously he was Vice President, General Counsel and Secretary, Chief Compliance Officer for Boston Heart Diagnostics Corporation from March 2013 to May 2016.  Prior to Boston Heart, Mr. Albrecht was in-house counsel for Advanced BioHealing, Inc. where he held senior legal positions from August 2009 and, following the company’s acquisition by Shire plc, with Shire Regenerative Medicine, to December 2012.  He practiced corporate and transactional law at the international law firms McDermott Will & Emery LLP from August 2004 to July 2007 and Cooley LLP from July 2007 to August 2009.  Mr. Albrecht received a B.A. from the University of New Hampshire and a J.D. from Suffolk University Law School.

Daphne Karydas – Ms. Karydas has served as our Chief Financial Officer since July 2020. Ms. Karydas previously served as Senior Vice President of Corporate Financial Planning & Analysis and Strategy at Allergan plc, where she oversaw the company’s long-term financial and business strategy, until its recent acquisition by AbbVie in May 2020. She joined Allergan in April 2017 as Senior Vice President of Global Investor Relations and Strategy at Allergan, leading engagement with the investment community and business strategy development. Prior to joining Allergan, she served as Executive Director and Senior Healthcare Analyst at J.P. Morgan Asset Management from January 2015 to April 2017. Previously, she was a Portfolio Manager and Senior Healthcare Analyst at The Boston Company Asset Management, a BNY Mellon company. Earlier, Ms. Karydas was a Vice President at Goldman Sachs Asset Management focused on healthcare, as well as a member of Goldman Sachs’ healthcare investment banking team. Before joining Goldman Sachs, she was a Project Chemical Engineer at Merck & Co. where she focused on process development for novel vaccines. Ms. Karydas currently serves on the board of Eucrates Biomedical Acquisition Corp. and LogicBio Therapeutics, each of which is a publicly traded company, as well as on the board of a privately held company. Ms. Karydas received a B.A. and M.S. in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Michael L. Meyers, M.D., Ph.D. – Dr. Meyers has served as our Senior Vice President, Chief Medical Officer since May 2016.  Dr. Meyers previously served as our Senior Vice President, Chief Development Officer from August 2015 to April 2016. Prior to joining us, Dr. Meyers held a number of senior roles at Johnson & Johnson, a publicly traded pharmaceutical, medical device, and consumer packaged goods company, serving as Vice President, GU Oncology, Compound and Clinical Leader, and as Vice President, Oncology Scientific Innovation in Johnson and Johnson’s London Innovation Centre. Dr. Meyers also led the U.S. Oncology Medical Affairs team at Aventis Pharmaceuticals Inc., a privately held life sciences company, predecessor to Sanofi-Aventis U.S. LLC, and worked in oncology clinical development at the Schering-Plough Research Institute. Dr. Meyers served on the Memorial Sloan Kettering Cancer Center faculty, specializing in Clinical Immunology and melanoma. He received his M.D. and his Ph.D. in Microbiology and Immunology from Albert Einstein College of Medicine in New York and was elected to the American Osteopathic Association. Dr. Meyers completed his residency in Internal Medicine at Columbia Presbyterian Medical Center and his fellowship, where he served as Chief Fellow in Medical Oncology, at Memorial Sloan Kettering Cancer Center.

Peter Ordentlich, Ph.D. – Dr. Ordentlich co-founded the Company in October 2005 and has served as our Chief Scientific Officer since September 2016. Dr. Ordentlich previously served as our Chief Technical Officer from November 2013 to August 2016, our Vice President, Translational Medicine from January 2012 to October 2013, our Executive Director, Translational Science from January 2011 to December 2011, and our Director, Scientific Affairs and Strategic Alliances from January 2008 to December 2010. Prior to founding the company, Dr. Ordentlich was a scientist at the Salk Institute for Biological Studies, a biological research non-profit organization. He also spent five years as a research scientist at X-Ceptor Therapeutics, Inc., a drug discovery company, which was acquired by Exelixis, Inc. Dr. Ordentlich received a B.A. in Biochemistry and a Ph.D. in Immunology from the University of Pennsylvania.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Independence

Rule 5605 of the Nasdaq Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions including certain phase-in rules, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (ii) be an affiliated person of the company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company that is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all our directors, except Briggs W. Morrison, M.D., who serves as our Chief Executive Officer, and Michael A. Metzger, who serves as our President and Chief Operating Officer, are independent directors within the meaning of the applicable Nasdaq Listing Rules and SEC rules. In making this determination, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards established by the SEC and the Nasdaq Listing Rules. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable.

At least annually, our Board will evaluate all relationships between us and each director considering relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of Nasdaq and the SEC independence standards.

Board Meetings and Attendance

Our Board held six meetings during the fiscal year ended December 31, 2020. Except as noted below, each of the incumbent directors attended 100% of the total meetings of the Board and at least 75% the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Ms. Jarrett and Messrs. Egros and Meury were each unable to attend one special Board meeting. Additionally, Mr. Egros was unable to attend a separate special Board meeting due to professional conflicts with the scheduled meeting time. It is our policy to encourage our directors to attend the Annual Meeting. All our directors attended our 2020 annual meeting of stockholders.

Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website, www.syndax.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership and meeting information for the year ended December 31, 2020 for each committee:

			Nominating and
	Audit	Compensation	Corporate Governance
Name	Committee	Committee	Committee
Fabrice Egros, Ph.D.
Jennifer Jarrett
Keith A. Katkin**
Pierre Legault**
William Meury
Dennis G. Podlesak
Total committee meetings in 2020	8	5	4

Chair Member
** Financial Expert

Below is a description of each committee of the Board.

Audit Committee

Dr. Egros and Messrs. Katkin, Legault and Meury, served as members of the Audit Committee during 2020, with Mr. Legault serving as chair of the committee. Our Board has determined that each current member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board determined that Messrs. Katkin and Legault are currently each an “audit committee financial expert,” both within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2020, the Audit Committee met eight times. The report of the Audit Committee is included in this proxy statement under “Report of the Audit Committee.” The functions of our Audit Committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•	monitoring compliance with our investment policy; and
•	reviewing quarterly earnings releases.

AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The audit committee has discussed with our independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Syndax Pharmaceuticals, Inc.

Audit Committee

Pierre Legault, Chair

Fabrice Egros, Ph.D.

Keith A. Katkin

William Meury

Compensation Committee

Messrs. Katkin, Legault and Podlesak served as members of the Compensation Committee during 2020, with Mr. Katkin serving as chair of the committee. Our Board has determined that each current member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2020, the Compensation Committee met five times. The functions of our Compensation Committee include, among other things:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer considering such corporate goals and objectives and determining the compensation of our Chief Executive Officer;
•	reviewing and approving the compensation of our other executive officers and certain other members of senior management;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, Bylaws, our Corporate Governance Guidelines, Section 162(m) of the Code (as applicable), the Nasdaq Listing Rules and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority, in its sole discretion, to retain compensation consultants to assist the Compensation Committee with its functions, including any studies or investigations. The Compensation Committee engaged Radford as a compensation consultant in 2020. At the request of the Compensation Committee, Radford evaluated and provided recommendations regarding our executive and Board equity compensation programs and peer equity trends.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the last quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

Ms. Jarrett and Messrs. Katkin, Legault and Podlesak served as members of the Nominating and Corporate Governance Committee during 2020, with Mr. Podlesak serving as chair of the committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2020, the Nominating and Corporate Governance Committee met four times. The functions of our Nominating and Corporate Governance Committee include, among other things:

•	developing and recommending to the Board criteria for membership of the Board and committees;
•	establishing procedures for identifying and evaluating Board candidates, including candidates recommended by stockholders;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;
•	developing and recommending to the Board a set of corporate governance guidelines; and
•	overseeing the evaluation of the Board and management. Our Board may establish other committees from time to time.

Identifying and Evaluating Director Nominees

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their tenure, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates based on whether the candidate was recommended by a stockholder.

In accordance with our Bylaws and the charter of our Nominating and Corporate Governance Committee, nominations and recommendations of individuals for election to our Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive offices. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. The stockholder’s written notice must contain specific information required in Section 2.13 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Minimum Qualifications

Our Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as director nominees for the Board and as candidates for appointment to the Board’s committees: a director nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other director nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity considerations, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the independent directors met four times in regularly scheduled executive sessions during the fiscal year ended December 31, 2020. The Chairman of the Board presides at these executive sessions. The Audit Committee and the Board have established a procedure whereby interested parties may make their concerns known to independent directors, which is described on our website.

Leadership Structure and Risk Oversight

The positions of our Chairman of the Board and Chief Executive Officer of the Company are separated, with

Mr. Podlesak serving as Chairman and Dr. Morrison as our Chief Executive Officer. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board.

Our Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure.  Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Certain of the committees of our Board also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer periodically provides reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm. The Audit Committee, as part of its responsibilities, oversees the Company’s significant financial and operational risk exposures, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function (if required) and its independent registered accounting firm, as well as the Company’s systems of internal controls and disclosure controls and procedures. The Compensation Committee is responsible for overseeing the Company’s major compensation-related risk exposures, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee oversees the Company’s major legal compliance risk exposures, including the company’s procedures and any related policies with respect to risk assessment and risk management. These committees provide regular reports to the full Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.syndax.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board membership criteria and selection, board meetings and committees, risk oversight, management review and responsibility, including performance evaluation and succession planning. The Corporate Governance Guidelines are available in the “Investors–Corporate Governance” section of our website, www.syndax.com.

Hedging Policy

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our common stock at any time. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.

Stockholder Communications with Our Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451. Our Secretary will forward all comments directly to the Board. These communications will be reviewed by the Secretary of the Company designated by the Board who will determine whether the communication is appropriate for presentation to the Board or the relevant director.

The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accounting firm, has been selected by the Audit Committee as our auditors for the fiscal year ending December 31, 2021.  Deloitte & Touche LLP acted as the independent registered public accounting firm for Syndax since 2008. A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Syndax requests such ratification as a matter of good corporate practice. The selection of Deloitte & Touche LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on Proposal 2. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Syndax and its stockholders.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by Deloitte & Touche LLP before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to Deloitte & Touche LLP during the fiscal year in which the services are provided;
•	such services were not recognized as non-audit services at the time of the relevant engagement; and
•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $100,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chairperson shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Deloitte & Touche LLP for the fiscal years ended December 31, 2020 and 2019. All fees described below were pre-approved by the Audit Committee.

		Percentage of 2020		Percentage of 2019
	Fiscal year	Services Approved	Fiscal year	Services Approved
	2020	By Audit Committee	2019	By Audit Committee
Audit fees (1)	$507,106	100%	$419,464	100%
Audit-related fees (2)	$312,215	100%	$172,679	100%
Tax fees (3)	$15,000	100%	$23,471	100%
All other fees	$-	n/a	$-	n/a
Total fees	$834,321	100%	$615,613	100%

(1) Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements.

(2) Audit-related fees are fees related to services performed in connection with registration statements or other regulatory filings with the SEC, comfort letters, consents, and fees for accounting consultation.

(3) Tax fees are related to tax advisory services rendered in connection with the determination of whether the Company experienced an “ownership change” as specified in Section 382 of the Internal Revenue Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers. For Ms. Karydas, we provided information solely with respect to the year ended December 31, 2020 because she was not a named executive officer during the previous fiscal year.

				Non-equity
				incentive
			Option	plan	All other
		Salary	Awards(1)	compensation	compensation		Total
Name and Principal Position	Year	($)	($)	($)(2)	($)		($)
Briggs W. Morrison, M.D.	2020	600,547	1,273,590	285,260	6,000	(3)	2,165,397
Chief Executive Officer	2019	583,055	763,574	262,375	3,000	(3)	1,612,004
Michael A. Metzger	2020	576,800	1,092,751	273,980	6,000	(3)	1,949,531
Chief Operating Officer	2019	540,346	1,901,541	252,000	3,000	(3)	2,696,887
Daphne Karydas	2020	200,881	2,847,733	80,750	—		3,129,364
Chief Financial Officer

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers during 2020 as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), not including any estimates of forfeitures related to service-based vesting conditions. See note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 11, 2021 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2020. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. We determined annual performance bonuses for each of Dr. Morrison and Mr. Metzger based on attainment of company objectives and their leadership of the company, which bonuses our Board and compensation committee determined were appropriate given their responsibility for the overall direction and success of our business. For 2020, the Compensation Committee approved a 2020 annual bonus for each of Dr. Morrison, Mr. Metzger and Ms. Karydas equal to approximately 48%, 48% and 40%, respectively, of their 2020 total base salary compensation. For 2019, the Compensation Committee approved a 2019 annual bonus for each of Drs. Morrison and Mr. Metzger equal to approximately 45% and 47%, respectively, of their 2019 total base salary compensation.

(3)	Amount represents employer matching contribution to the named executive officer’s 401(k).

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2020:

	Option Awards						Stock Awards
	Number of Securities				Option		Shares or Units of Stock
Name	Underlying Unexercised Options				Exercise	Option	That Have Not Vested
	Exercisable		Unexercisable		Price	Expiration	Number	Market Value
	(#)		(#)		($/Sh)(1)	Date	(#)	($)(2)
Briggs W. Morrison	44,458	(3)	149,542	(3)	9.47	2/12/2030
	84,812	(4)	92,188	(4)	6.38	2/6/2029
	19,666	(5)	39,334	(5)	6.38	2/6/2029
	145,833	(6)	54,167	(6)	9.40	3/1/2028
	156,667	(7)	3,333	(7)	8.77	2/6/2027
	262,178	(8)	—		10.90	9/9/2025
	467,819	(8)	—		7.20	6/30/2025

Michael A. Metzger	32,083	(3)	107,917	(3)	9.47	2/12/2030
							15,000(9)	333,600
	75,000	(10)	125,000	(10)	9.15	7/4/2029
	57,500	(4)	62,500	(4)	6.38	2/6/2029
	13,333	(5)	26,667	(5)	6.38	2/6/2029
	91,146	(6)	33,854	(6)	9.40	3/1/2028
	93,021	(7)	1,979	(7)	8.77	2/6/2027
	157,307	(8)	—		10.90	9/9/2025
	213,933	(8)	—		7.20	6/1/2025
Daphne Karydas	—		215,000	(11)	18.95	5/12/2030

(1)	Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date.
(2)	Market values are calculated based on the closing market price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2020, which was $22.24 per share.
(3)	These options vest in equal monthly installments on the last day of each month over a four-year period of continuous service following the grant date of February 12, 2020.
(4)	These options vest in equal monthly installments on the last day of each month over a four-year period of continuous service following the grant date of February 6, 2019.
(5)

These options vest periodically upon the Company achieving certain milestones and, following achievement of any such milestone, one-third of the option conditioned upon achievement of such milestone shall vest immediately, with the remaining two-thirds of the option vesting annually upon the one- and two-year anniversaries following such achievement.

(6)	These options vest in equal monthly installments on the last day of each month over a four-year period of continuous service following the grant date of March 1, 2018.
(7)	These options vest in equal monthly installments on the last day of each month over a four-year period of continuous service following the grant date of February 6, 2017.
(8)	These options to purchase shares of our common stock have a grant date of September 9, 2015 and are fully vested as of March 6, 2019.
(9)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to 3,750 shares annually during each of the four years from the February 12, 2020 grant date.
(10)	These options vest in equal monthly installments on the last day of each month over a four-year period of continuous service following the grant date of July 4, 2019.
(11)

This option to purchase shares of our common stock has a grant date of May 12, 2020. 25% of this option will vest on May 12, 2021, the one- year anniversary of the vesting commencement date. Thereafter, the remainder of the shares vest in equal monthly installments on the last day of each month over a three-year period of continuous service.

Employment Agreements

Below are descriptions of our employment agreements with our named executive officers.

Current Executive Officers

Briggs W. Morrison, M.D. Our employment agreement, as amended from time to time, with Dr. Morrison provides for his at-will employment as our Chief Executive Officer. Dr. Morrison’s employment agreement established his base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Dr. Morrison’s base salary was $600,547 and $583,055, for 2020 and 2019, respectively. Dr. Morrison’s employment agreement further provides that he is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2021, our Board approved the Compensation Committee’s recommendations to increase Dr. Morrison’s base salary to $618,563, with an annual target performance bonus of up to 50% of his annual base salary.

Pursuant to his employment agreement, Dr. Morrison also is entitled to reimbursement for all necessary and reasonable business expenses incurred with his duties in accordance with our generally applicable policies. Additionally, we have agreed to reimburse, or pay for, all reasonable expenses incurred by Dr. Morrison in commuting between our Waltham office and his current principal residence, including Dr. Morrison’s actual and reasonable living expenses incurred in the Waltham area and his current principal residence. If Dr. Morrison decides to relocate his residence to Waltham, we have agreed to pay Dr. Morrison for ordinary and necessary expenses incurred by him because of his relocation.

Dr. Morrison’s employment agreement provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to 12 months base salary, (ii) a portion of his annual target performance bonus in effect as of the termination based on the number of days Dr. Morrison was employed in the year of termination, (iii) payment on his behalf of up to 18 months of health insurance benefits continuation, (iv) with respect to equity awards granted to Dr. Morrison prior to the date of his termination, accelerated vesting and the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Dr. Morrison’s termination of employment without cause or for good reason were he to remain employed with us during such 12-month period and (v) an extension on the time period during which Dr. Morrison has to exercise any options that are held by him on the date of his termination of employment to the shorter of (A) 12 months or (B) the remaining term of the option. If Dr. Morrison’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control,” as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 18 months base salary and 150% of the greater of (1) the average annual target performance bonus paid to him for the preceding three years or (2) his annual target performance bonus in effect as of the change in control, (b) payment on his behalf of up to 18 months of health insurance benefits continuation and (c) full accelerated vesting on all of his unvested options and the lapse of any reacquisition or repurchase rights we hold with respect to any other equity award granted to him pursuant to any of our equity incentive plans and (d) an extension on the time period during which Dr. Morrison has to exercise any options that are held by him on the date of his termination of employment to the shorter of (A) 12 months or (B) the remaining term of the option. To receive his severance benefits, Dr. Morrison must sign a general release of claims.

In addition, Dr. Morrison’s employment agreement provides that in the event the severance and other benefits provided for or otherwise payable to Dr. Morrison constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, we will pay either (i) Dr. Morrison’s severance benefits under the employment agreement in full or (ii) only a part of Dr. Morrison’s severance benefits under the employment agreement such that Dr. Morrison receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Dr. Morrison receiving the greater net after-tax payment.

Michael A. Metzger. Our employment agreement, as amended from time to time, with Mr. Metzger provides for his at-will employment as our President and Chief Operating Officer. Mr. Metzger’s employment agreement established his base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Mr. Metzger’s base salary was $576,800 and $560,000, for 2020 and 2019, respectively. Mr. Metzger’s employment agreement further provides that he is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2021, our Board approved the Compensation Committee’s recommendations to increase Mr. Metzger’s base salary to $594,104, with an annual target performance bonus of up to 50% of his annual base salary.

Pursuant to his employment agreement, Mr. Metzger also is entitled to reimbursement for all necessary and reasonable business expenses incurred in connection with his duties in accordance with our generally applicable policies. Additionally, we have agreed to reimburse, or pay for, all reasonable expenses incurred by Mr. Metzger in commuting between our Waltham office and his current principal residence, including Mr. Metzger’s actual and reasonable living expenses incurred in the Waltham area and his current principal residence. If Mr. Metzger decides to relocate his residence to Waltham, we have agreed to pay Mr. Metzger up to $50,000 for ordinary and necessary expenses incurred by him because of his relocation.

Mr. Metzger’s employment agreement provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to 12 months base salary, (ii) a portion of his annual target performance bonus in effect as of the termination based on the number of days Mr. Metzger was employed in the year of termination, (iii) payment on his behalf of up to 18 months of health insurance benefits continuation, (iv) with respect to equity awards granted to Mr. Metzger prior to the date of his termination, accelerated vesting and the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Mr. Metzger’s termination of employment without cause or for good reason were he to remain employed with us during such 12-month period and (v) an extension on the time period during which Mr. Metzger has to exercise any options that are held by him on the date of his termination of employment to the shorter of (A) 12 months or (B) the remaining term of the option. If Mr. Metzger’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control,” as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 18 months base salary and 150% of the greater of (1) the average annual target performance bonus paid to him for the preceding three years or (2) his annual target performance bonus in effect as of the change in control, (b) payment on his behalf of up to 18 months of health insurance benefits continuation and (c) full accelerated vesting on all of his unvested options and the lapse of any reacquisition or repurchase rights we hold with respect to any other equity award granted to him pursuant to any of our equity incentive plans and (d) an extension on the time period during which Mr. Metzger has to exercise any options that are held by him on the date of his termination of employment to the shorter of (A) 12 months or (B) the remaining term of the option. To receive his severance benefits, Mr. Metzger must sign a general release of claims.

In addition, Mr. Metzger employment agreement provides that in the event the severance and other benefits provided for or otherwise payable to Mr. Metzger constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, we will pay either (i) Mr. Metzger’s severance benefits under the employment agreement in full or (ii) only a part of Mr. Metzger’s severance benefits under the employment agreement such that Mr. Metzger receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Mr. Metzger receiving the greater net after-tax payment.

Daphne Karydas. Our employment agreement with Ms. Karydas provides for her at-will employment as our Chief Financial Officer. Ms. Karydas’ employment agreement established her base salary and annual target performance bonus at the time it was executed, which our Compensation Committee may increase from time to time. Ms. Karydas’ base salary was $425,000 for 2020. Ms. Karydas’ employment agreement further provides that she is eligible to earn an annual target performance bonus upon attainment of objectives to be determined by our Board or our Compensation Committee. Effective as of January 1, 2021, our Board approved the Compensation Committee’s recommendations to increase Ms. Karydas’ base salary to $437,750, with an annual target performance bonus of up to 40% of her annual base salary. In addition to the annual target performance bonus, on March 1, 2021 Ms. Karydas received a one-time sign-on bonus of $50,000. In the event of Ms. Karydas’ voluntary resignation within a year of July 13, 2020, she will repay a prorated portion of the sign-on bonus promptly following the termination of employment. Ms. Karydas also is entitled to reimbursement for all necessary and reasonable business expenses incurred in connection with her duties in accordance with our generally applicable policies.

Ms. Karydas’ employment agreement provides that in the event her employment is terminated without “cause,” as defined in her employment agreement, or she terminates her employment for “good reason,” as defined in her employment agreement, she is entitled to (i) a lump sum severance payment equal to nine months base salary and (ii) payment on her behalf of up to nine months of health insurance benefits continuation. If Ms. Karydas’ employment is terminated without cause or she terminates her employment for good reason within three months prior to or 12 months after a “change in control” of us, as defined in her employment agreement, she is instead entitled to (a) a lump sum severance payment equal to the sum of 12 months base salary and 100% of the greater of (1) the average annual target performance bonus paid to her for the preceding three years or (2) her annual target performance bonus in effect as of the change in control, (b) payment on her behalf of up to 12 months of health insurance benefits continuation and (c) full accelerated vesting on all of her unvested options and the lapse of any reacquisition or repurchase rights we hold with respect to any other equity award granted to her pursuant to any of our equity incentive plans. To receive her severance benefits, Ms. Karydas must sign a general release of claims.

In addition, Ms. Karydas’ employment agreement provides that in the event the severance and other benefits provided for or otherwise payable to Ms. Karydas’ constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, we will pay either (i) Ms. Karydas’ severance benefits under the employment agreement in full or (ii) only a part of Ms. Karydas’ severance benefits under the employment agreement such that Ms. Karydas receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Ms. Karydas receiving the greater net after-tax payment.

Other Benefits

Our named executive officers are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability and our 401(k) plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. We believe these benefits are important to attracting and retaining experienced executives. We do not currently provide perquisites to our executive officers, given our attention to the cost-benefit tradeoff of such benefits, and our Board’s knowledge of the benefit offerings at other companies.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation exceeding $1.0 million paid by a public company to certain of its executive officers (our “covered employees”) in any year. Under a transition rule that applies to newly public companies, we are currently exempt from this limitation and expect to continue to be exempt until during a reliance period that will end at our 2020 annual stockholders meeting. As a result, our Compensation Committee did not consider the impact of Section 162(m) of the Code on compensation granted to our executive officers during 2020. The exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees exceeding $1.0 million after the end of the reliance period following our initial public offering will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Our Compensation Committee will monitor the applicability of Section 162(m) when applicable to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, no assurance can be given that any compensation will be eligible for the exemption. In determining the form and amount of compensation for our executive officers, our Compensation Committee may continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Our Compensation Committee also considers whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

In addition, we account for equity compensation paid to our employees in accordance with ASC 718, which requires us to estimate and record an expense over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued. The accounting impact of our compensation programs is one of many factors that we consider in determining the size and structure of our programs.

Equity Benefit Plans

2015 Omnibus Incentive Plan and 2007 Stock Plan

General.  In September 2015, our Board adopted and in February 2016, our stockholders approved our 2015 Omnibus Incentive Plan (the “2015 Plan”) for the purpose of attracting and retaining non-employee directors, executive officers and other key employees and service providers, including officers, employees and service providers of our affiliates, and to stimulate their efforts toward our continued success, long-term growth and profitability. The 2015 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. We also maintain the 2007 Stock Plan (the “2007 Plan”), which has been terminated and under which no future awards will be granted, but under which outstanding options have been granted. These options will continue to be governed by the terms of the 2007 Plan.

Authorized Shares. As of March 15, 2021, we had 1,791,764 shares of common stock reserved for issuance pursuant to the 2015 Plan. On January 1 of every year, the number of shares of common stock available for issuance under the 2015 Plan automatically increases by 4% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year unless our Board acts prior to January first to designate a lesser number (which may be zero). On January 1, 2021, the total number of shares available for issuance under the 2015 Plan was increased by 1,915,248 shares pursuant to this provision. As of December 31, 2020, options to purchase and restricted stock unit awards covering 4,766,090 shares of our common stock were outstanding under the 2015 Plan and 1,631,645 under the 2007 Plan.

Change in Control. If we experience a change in control, as defined in the 2015 Plan, in which outstanding equity-based awards will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement, all restricted shares, stock units and dividend equivalent rights will vest, and the underlying shares will be delivered immediately before the change in control. In addition, all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, and/or, in the discretion of our Board, all options, stock appreciation rights, restricted shares, stock units and dividend equivalent rights may be canceled before the change in control in exchange for payment of any amount in cash or securities having a value (as determined by our Board), in the case of restricted shares, stock units and dividend equivalent rights equal to the formula or fixed price per share paid to our stockholders and, in the case of options and stock appreciation rights equal to the product of the number of shares subject to the options or stock appreciation rights multiplied by the amount by which the formula or fixed price paid to our stockholders exceeds the exercise price of each option or the stock appreciation right. In the case of performance awards denominated in shares or units, if more than half of the performance period has lapsed, the awards will be converted into shares or units based upon actual performance achieved to date. If less than half of the performance period has lapsed, or if we cannot determine actual performance, the awards will be converted into shares or units assuming target performance has been achieved.

2015 Employee Stock Purchase Plan

General. In September 2015, our Board adopted and in February 2016, our stockholders approved a 2015 Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment. Any of our employees may participate in the ESPP, except: (i) an employee whose customary employment is less than 20 hours per week; and (ii) an employee who, after exercising his or her rights to purchase common stock under the ESPP, would own (directly or by attribution pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended) shares of common stock (including shares that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of our capital stock. An employee must be employed on the last trading day of the purchase period, or a purchase date, to acquire common stock under the ESPP unless the employee has died prior to such time.

Authorized Shares. As of March 15, 2021, we had 1,306,906 shares of common stock reserved for purchase by our eligible employees. In addition, the number of shares of common stock available for purchase by our eligible employees under the ESPP will automatically increase annually on January 1, in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) 250,000 shares of our common stock. Notwithstanding the foregoing, our Board may act prior to January 1 of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2021, the total number of shares available for issuance under the ESPP was increased by 250,000 shares pursuant to this provision.

401(k) Retirement Plan

We maintain a defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions, which are not taxable when distributed). Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $19,000 for 2019 and $19,500 for 2020. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2019 and 2020 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits. Previously, we made matching contributions equal to 50% of an employee’s contribution up to a maximum of $3,000 each year. In August 2020, our compensation committee approved the increase in the Company’s matching contributions to 200% of an employee’s contributions up to a maximum of $6,000 each year. This increase in the Company’s matching contributions was retroactive for all 2020 contributions.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual base retainer of $40,000. Our non-employee directors also receive the following cash compensation for board services, as applicable:

•	the chairman of the Board (the “Chair”) receives an additional annual retainer of $70,000;

•

each member of our Audit, Compensation and Nominating and Corporate Governance Committees, other than the chairperson, receives an additional annual retainer of $10,000, $7,500 and $5,000, respectively; and

•	each chairperson of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $20,000, $15,000 and $10,000, respectively.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their travel expenses incurred relating to their attendance at Board and committee meetings.

Each non-employee director other than the Chair receives an annual award of options to purchase 24,000 shares of our common stock and the Chair receives an annual award of options to purchase 44,000 shares. Our practice is to grant the annual equity awards for all non-employee directors on the same date that the Board awards annual equity grants to the Company’s executive officers. Each annual option award vests on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board. At the time of their appointment to the Board, newly appointed non-employee directors receive a one-time initial award of options to purchase 35,000 shares of our common stock. Each newly appointed non-employee director grant vests monthly over a three-year period.

For calendar year 2021, all our non-employee directors elected to receive their annual equity award in the form of deferred settlement restricted stock unit awards. In consultation with Radford, the Board approved annual awards for each non-employee director other than the Chair of 16,000 deferred settlement restricted stock units and Mr. Podlesak received an annual award of 29,333 deferred settlement restricted stock units. For each non-employee director, the shares underlying such restricted stock units will not be delivered to the non-employee director and may not be transferred or sold until the earlier of a separation from service, death, disability or change in control.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2020 for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below:

	Fees earned
	or paid	Option
	in cash	awards	Total
Name	($)	($)(1)(2)	($)
Dennis Podlesak	160,000	281,884	441,884
Fabrice Egros, Ph.D.	50,000	153,755	203,755
Jennifer Jarrett	45,000	153,755	198,755
Keith Katkin	102,500	153,755	256,255
Pierre Legault	102,500	153,755	256,255
William Meury	55,000	153,755	208,755

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our non-employee directors during 2020 as computed in accordance with ASC 718, not including any estimates of forfeitures related to service-based vesting conditions. See note 13 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 11, 2021 for a discussion of assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2020. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2020:

Option Awards
Outstanding
Name	at Year-End
Dennis Podlesak	271,415
Fabrice Egros, Ph.D.	117,167
Jennifer Jarrett	83,000
Keith Katkin	107,000
Pierre Legault	107,000
William Meury	83,000

Indemnification

We entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws provide for, among other things, indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

We have adopted a written related party transaction policy in which all proposed related party transactions must be approved by either (i) our full Board in the case of executive officers and directors or (ii) with respect to all other related parties, our Nominating and Corporate Governance Committee. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” were or are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Party Transactions

Below are our related party transactions since January 1, 2019, to which we have been a party or will be a party, other than compensation, termination, change in control and other arrangements, which are described in the sections titled “Executive Officer and Director Compensation.”

2020 Equity Offering

On January 30, 2020, we entered into a securities purchase agreement (the “2020 Securities Purchase Agreement”) with certain leading life sciences investors, including entities affiliated with Biotechnology Value Fund, L.P. (collectively, “BVF”) and AI Life Sciences Investments LLC, an affiliate of Access Industries Inc. (“AI”), each of which is a holder of more than 5% of our common stock.  The 2020 Securities Purchase Agreement related to the issuance and sale of (i) 3,036,719 shares of our common stock, and (ii) prefunded warrants to purchase 1,338,287 shares of our common stock (the “Prefunded Warrants”), for an aggregate purchase price of $35.0 million. The offering price for the securities was $8.00 per share of common stock ($7.9999 for each Prefunded Warrant). The Prefunded Warrants are exercisable immediately upon issuance at an initial exercise price of $0.0001 per share and have a term of 20 years.  Under the 2020 Securities Purchase Agreement, (a) BVF purchased 375,000 shares of common stock and 612,500 Prefunded Warrants for an aggregate purchase price of approximately $7.9 million, and (b) AI purchased 1,000,000 shares of common stock and 250,000 Prefunded Warrants for an aggregate purchase price of approximately $10.0 million.

2019 Equity Offering

On March 26, 2019, we entered into a securities purchase agreement (the “2019 Securities Purchase Agreement”) with certain leading life sciences investors, including entities affiliated with BVF, a holder of more than 5% of our common stock, relating to the issuance and sale of (i) 1,866,666 shares of our common stock, (ii) 2,500,000 Prefunded Warrants, and (iii) Series 1 Warrants and Series 2 Warrants, to purchase an aggregate of 4,366,666 shares of our common stock (the “Series Warrants”), for an aggregate purchase price of $26.2 million. The offering price for the securities was $6.00 per share of common stock ($5.9999 for each Prefunded Warrant). Each Series 1 Warrant had an initial exercise price of $12.00 per share and each Series 2 Warrant had an initial exercise price of $18.00 per share, in each case subject to adjustment in the event of stock splits, recapitalizations, and other similar events affecting our common stock. As a result of the 2020 Equity Offering, the exercise price of Series 1 and Series 2 Warrants outstanding reset from $12.00 per share to $10.00 per share and from $18.00 per share to $13.00, respectively The Prefunded Warrants are exercisable immediately upon issuance at an initial exercise price of $0.0001 per share and have a term of 20 years. Under the 2019 Securities Purchase Agreement, BVF purchased 2,500,000 Prefunded Warrants and 2,500,000 Series Warrants for an aggregate purchase price of approximately $15 million.

On March 28, 2019, we entered into a securities purchase agreement with 683 Capital Partners, L.P. (“683 Capital”), a holder of more than 5% of our common stock, relating to the issuance and sale of (i) 228,373 shares of our common stock and (ii) Series Warrants to purchase an aggregate of 228,373 shares of our common stock, for an aggregate purchase price of $1.4 million. The securities purchase agreement with 683 Capital contained the same offering prices and terms as the 2019 Securities Purchase Agreement.

Indemnification of Directors and Officers

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation —Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 15, 2021, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of March 15, 2021. Options to purchase shares of our common stock that are exercisable within 60 days of March 15, 2021, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 48,235,759 shares of our common stock outstanding as of March 15, 2021.  Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451.

		Percentage of
		Stock
	Shares of Common Stock	Beneficially
Name and Address of Beneficial Owner	Beneficially Owned	Owned
Named Executive Officers and Directors:
Briggs W. Morrison, M.D. (1)	1,257,718	2.6%
Michael A. Metzger (2)	785,462	1.6%
Daphne Karydas (3)	59,688	*
Fabrice Egros, Ph.D. (4)	106,926	*
Jennifer Jarrett (5)	79,111	*
Keith A. Katkin (6)	107,000	*
Pierre Legault (7)	107,000	*
William Meury (8)	79,111	*
Dennis G. Podlesak (9)	271,415	*
All executive officers and directors as a group (12 persons)	3,683,522	7.6%
5% Stockholders:
Entities affiliated with Biotechnology Value Fund, LP (10)	3,710,689	7.7%
Avidity Partners Management LP (11)	3,308,000	6.9%
Boxer Capital, LLC (12)	2,763,569	5.7%
Wellington Management Group, LLP (13)	2,615,443	5.4%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Consists of 48,336 shares of common stock and 1,209,382 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(2)	Consists of 6,409 shares of common stock and 779,053 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021
(3)	Consists of 59,688 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(4)	Consists solely of 106,926 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.

(5)	Consists solely of 79,111 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(6)	Consists solely of 107,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(7)	Consists solely of 107,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(8)	Consists solely of 79,111 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(9)	Consists solely of 271,415 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(10)

Consists of 1,962,220 shares and prefunded warrants held by Biotechnology Value Fund, L.P., or BVF, 1,444,303 shares and prefunded warrants held by Biotechnology Value Fund II, L.P., or BVF2, and 236,868 shares and prefunded warrants held by Biotechnology Value Trading Fund OS LP, or Trading Fund OS. BVF Partners OS Ltd., or Partners OS, as the general partner of Trading Fund OS may be deemed to beneficially own the 236,868 shares and prefunded warrants beneficially owned by Trading Fund OS. BVF Partners L.P., or Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 3,710,689 shares and prefunded warrants beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and certain Partners managed accounts, or the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 3,710,689 shares and prefunded warrants beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 3,710,689 shares and prefunded warrants beneficially owned by BVF Inc. The prefunded and series warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 9.99% of the outstanding common stock after exercise. The address for BVF, BVF2, Partners, BVF Inc. and Mark N. Lampert is 1 Sansome Street, 30th Floor, San Francisco, CA 94104. The address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The information set forth above is based on based on our review of Amendment No. 5 to Schedule 13G filed with the SEC by BVF on February 12, 2021 regarding their beneficial ownership of our common stock as of December 31, 2020.

(11)

Consists of 3,308,000 shares of our common stock held by Avidity Partners Management LP, or Avidity. Each of Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, Avidity Master Fund LP, David Witzke, and Michael Gregory may be deemed to beneficially own the shares owned by Avidity. Avidity’s address is 2828 N Harwood Street, Suite 1220 Dallas, Texas 75201. The information set forth above is based on our review of Schedule 13G/A filed with the SEC by each of the Avidity entities on February 16, 2021 regarding their beneficial ownership of our common stock as of December 31, 2020.

(12)

Consists of 2,287,782 shares and prefunded warrants held by Boxer Capital, LLC, or Boxer Capital. Each of Boxer Capital, Boxer Asset Management Inc. and Joe Lewis may be deemed to beneficially own the shares owned by Boxer Capital. Boxer’s address is 12860 El Camino Real, Suite 300, San Diego California 92130. The information set forth above is based on our review of Schedule 13G/A filed with the SEC by each of the Boxer Capital entities on February 16, 2021 regarding their beneficial ownership of our common stock as of December 31, 2020.

(13)

Consists of shares of common stock held by clients of one or more of certain investment advisors directly or indirectly owned by Wellington Management Group LLP. Each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power over 2,389,120 shares of common stock and shared dispositive power over 2,615,443 shares of common stock and (ii) Wellington Management Company LLP has shared voting power over 2,361,741 shares of common stock and shared dispositive power over 2,465,680 shares of common stock. Each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP disclaims beneficial ownership of the shares beneficially held by clients of any of the investment advisors directly or indirectly owned by Wellington Management Group LLP, except to the extent of their respective actual pecuniary interests therein. The address for the Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. All information included in this footnote regarding the beneficial ownership of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is based on our review of Amendment No. 6 to Schedule 13G filed with the SEC by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 4, 2021 regarding their beneficial ownership of our common stock as of December 31, 2020.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2020:

	Column (A)	Column (B)	Column (C)
Number of
	securities	Weighted-	Number of securities
	to be issued	average	remaining
	upon	exercise price of	available for
	exercise of	outstanding	future issuance under
	outstanding	options,	equity compensation
	options,	warrants, and	plans (excluding
	warrants, and	rights	securities reflected
	rights	($)	in Column (A))
Equity compensation plans approved by stockholders:
2007 Stock Plan (1)	-	N/A	-
2015 Omnibus Incentive Plan	6,397,735	$9.40	576,283
2015 Employee Stock Purchase Plan	-	N/A	1,073,288
Equity compensation plans not approved by stockholders:	-	N/A	-
Total	6,397,735	$9.40	1,649,571

_______________________

(1) The 2007 Plan was terminated in 2015, and any shares becoming available under the 2007 Plan by expiration, forfeiture, cancellation or otherwise have been and will be added to, and included in, the 2015 Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or Syndax. Direct your written request to: Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451, Attn: Luke J. Albrecht, Senior Vice President, General Counsel and Secretary, or contact Mr. Albrecht at (781) 419-1400.

Stockholders who currently receive multiple copies of the Notice of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2021 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2021 Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Syndax Pharmaceuticals, Inc., 35 Gatehouse Drive, Building D, Floor 3,

Waltham, Massachusetts 02451, Attn: Luke J. Albrecht, Senior Vice President, General Counsel and Secretary.

SYNDAX PHARMACEUTICALS, INC.

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The 2021 Annual Meeting of Stockholders of Syndax Pharmaceuticals, Inc. will be held on Thursday, May 13, 2021, 9:00 AM, EDT, virtually via the internet at www.meetingcenter.io/257548492.

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Proxy — SYNDAX PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

May 13, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Daphne Karydas and Luke J. Albrecht, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNDAX PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 13, 2021.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

C Non-Voting Items

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